Exhibit 99.1

KBR Announces Board Appointment, Retirement

HOUSTON - January 21, 2015 - KBR, Inc. (NYSE: KBR) announced today the appointment of Umberto della Sala as a member of the KBR Board of Directors effective January 20, 2015.

Mr. della Sala retired from Foster Wheeler AG., a global engineering, procurement and construction company, on December 21, 2013.  Mr. della Sala spent his entire career with Foster Wheeler starting in 1973 and enjoying positions of increasing responsibility culminating in his serving as its President and Chief Operating Officer from 2007 until his retirement and as its interim Chief Executive Officer from October 2010 through September 2011.  Mr. della Sala also served on the Foster Wheeler Board of Directors from 2011 to May 2014.

KBR also announced that Linda Z. Cook is retiring from the KBR Board of Directors effective January 20, 2015, to focus on her role as Chief Executive Officer of Harbour Energy, Ltd.

"On behalf of KBR, I wish to thank Linda for her many contributions to the Board of Directors and wish her well in her new endeavors.  I am also excited that Umberto is joining the Board and confident that his long experience in our industry will prove to be a great asset for KBR," said Loren Carroll, Chairman of the Board of KBR.

Mr. della Sala serves on the Supervisory Board of Stork Technical Services, a privately held asset integrity management company, and is acting as Industrial Advisor to the Italian Strategic Fund (FSI).  In this connection he also serves as chairman of the board of Ansaldo Energia and as a board member of Trevi Finanziaria Industriale, in which companies FSI owns minority participations.

Mr. della Sala holds a Laurea in Chemical Engineering from Politecnico di Milano.

About KBR, Inc.
KBR, Inc. is a global technology, engineering, procurement and construction company serving the hydrocarbons and government services industries, employing about 27,000 people worldwide with customers in more than 70 countries and operations in 40 countries across three distinct global businesses:

•	Technology & Consulting, including proprietary technology in refining, ethylene, ammonia and fertilizers, and gasification; and niche consulting and know-how through Granherne/Energo and GVA;

•	Engineering & Construction, including Upstream Oil & Gas; LNG/GTL; Downstream Petrochemicals and Chemicals; and differentiated EPC; and,

•	Government Services, including program management and long term annuity contracts.

KBR is proud to work with its customers across the globe to provide technology, value-added consulting services and integrated EPC skills to ensure a consistent project delivery with predictable results.  At KBR, we deliver.  Visit www.kbr.com.

Forward Looking Statement
The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws.  These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control that could cause actual results to differ materially from the results expressed or implied by the statements.  These risks and uncertainties include, but are not limited to: the outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; potential adverse proceedings by such agencies and potential adverse results and consequences from such proceedings; the scope and enforceability of the company's indemnities from its former parent; changes in capital spending by the company's customers; the company's ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates; escalating costs associated with and the performance of fixed-fee projects and the company's ability to control its cost under its contracts; claims negotiations and contract disputes with the company's customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; increased competition for employees; the ability to successfully complete and integrate acquisitions; and operations of joint ventures, including joint ventures that are not controlled by the company.

KBR's most recently filed Annual Report on Form 10-K/A, any subsequent Form 10-Qs and 8-Ks, and other Securities and Exchange Commission filings discuss some of the important risk factors that KBR has identified that may affect the business, results of operations and financial condition.  Except as required by law, KBR undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, please contact:
Investors
Zac Nagle
Vice President, Investor Relations
713-753-5082
Investors@kbr.com

Media
Richard Goins
Director, Communications
713-751-9471
Mediarelations@kbr.com
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